Exhibit 10.6

STOCK OPTION GRANT

(Qualified Incentive Stock Option)

THIS STOCK OPTION GRANT is made as of the 31st day of December, 2008, by XETA TECHNOLOGIES, INC., an Oklahoma corporation (the “Company”), to                                  (the “Grantee”).

Recitals

A.                                   At a meeting of the Compensation Committee of the Company’s Board of Directors (“Compensation Committee”) held on December 18, 2008, the Compensation Committee authorized the grant on that date (the “Grant Date”) of certain qualified incentive stock options under the terms of the XETA Technologies 2000 Stock Option Plan (the “Plan”), which governs the grant of such stock options to salaried employees of the Company, who are expected by the Compensation Committee to contribute, significantly and materially, to the present and future performance of the Company and are, therefore, determined by the Compensation Committee to constitute key employees of the Company (“Key Employees”).

B.                                     The Compensation Committee has determined that the Grantee is such a Key Employee and has authorized the grant to Grantee of options to acquire                        shares of the Company’s $0.001 par value common stock on the terms hereinafter set forth.

C.                                     Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Grant of Option.  As of the Grant Date, the Company grants to the Grantee a qualified incentive stock option (the “Option”) to purchase                          shares of the Company’s shares of $0.001 par value common stock (the “Option Shares”), subject to the terms and conditions set forth herein.

2.                                      Option Exercise Price.  The price per share payable for the Option Shares is $           per share (the “Exercise Price”).

3.                                      Option Term; Date of Exercise.  The Option shall have a term of                years measured from the Grant Date and shall accordingly expire at the close of business on                                    (the “Expiration Date”) unless sooner terminated in accordance with Section 4 below, other terms of this Agreement or the Plan.  Subject to the conditions set forth herein, the Option shall become exercisable on                                (the “Vesting Date”), and shall remain exercisable through the Expiration Date.

4.                                      Condition.  Except as otherwise provided in Section 7 of the Plan, this Option shall be exercisable by the Grantee only on the condition (i) that the Grantee shall have been continuously employed by the Company or one of its Subsidiaries as a salaried employee from the Grant Date through the Vesting Date and, (ii) that as provided in the Plan, the Grantee shall be so employed on the date of exercise; provided, however, that as permitted by the Plan:

(a)                                  If Grantee’s employment by the Company and/or its Subsidiaries is terminated by his death, and if the Option was otherwise exercisable on the date of death, the Option may be thereafter exercised by his estate or by the person or persons to whom his rights pass by will or by the laws of descent and distribution; provided, however, that such exercise must occur not later than the Expiration Date or within one (1) year after the date of Grantee’s death, whichever first arrives.

(b)                                 If Grantee’s employment is terminated by his Disability, and if this Option was otherwise exercisable on the date of such termination of employment, the Option may be thereafter exercised by Grantee or his duly appointed guardian, if any; provided, however, that such exercise must occur not later than the Expiration Date or within one (1) year after the date of such Disability, whichever first arrives.

(c)                                  If Grantee’s employment is terminated by reason of his Retirement, and if this Option was otherwise exercisable on the date of such Retirement, the Option may be thereafter exercised by Grantee; provided, however, such exercise must occur not later than the Expiration Date or within three (3) months after the date of Grantee’s Retirement, whichever first arrives.

(d)                                 If Grantee’s employment is terminated for any reason other than (i) his death, Disability or Retirement or (ii) “for cause” as defined in the Plan, and if this Option was otherwise exercisable by Grantee on the date of such termination of employment, the Option may be thereafter exercised by the Grantee; provided, however, that such exercise must occur not later than the Expiration Date or within three (3) months after the date of such termination of employment, whichever first arrives.

(e)                                  If Grantee’s employment is terminated “for cause” (as defined in the Plan), this Option shall be immediately forfeited unless already duly exercised prior to the date of such “for cause” termination of employment.

5.                                      Manner of Exercise; Payment.   In order to exercise the Option, whether in whole or in part, the Grantee must:

(a)                                  Deliver a written notice to the Company addressed to the attention of the Company’s Chief Financial Officer at its principal offices at 1814 West Tacoma, Broken Arrow, Oklahoma 74012;

(b)                                 State in the notice (i) the Grantee’s election to exercise the Option, (ii) the whole number of shares with respect to which the Option is being exercised, (iii) the date of the proposed exercise, and (iv) that all conditions to exercise have been satisfied; and

(c)                                  Make full payment of the Exercise Price at the time of exercising the Option.

The Exercise Price shall be payable upon delivery to the Company of any combination of (i) cash or other immediately available funds or (ii) shares of the Company’s Stock already owned by the Grantee and having a Fair Market Value on the date this Option is exercised equal to the aggregate Exercise Price for the Option Shares being purchased; provided that any portion of the Exercise Price representing a fraction of a share of Stock may be paid only in cash and provided, further, that no shares of Stock which have been held by the Grantee for less than six (6) months may be delivered in payment of the Exercise Price.

No certificates for Option Shares purchased by exercise of this Option or registration of such Shares in the Grantee’s name on the books of the Company shall be issued or recorded until full payment of the Exercise Price for such Option Shares has been received by the Company, and the Grantee shall have none of the rights of a shareholder associated with such Option Shares until such certificates have been so issued or, if said Option Shares are to be uncertificated, until such Option Shares are so registered in the Grantee’s name.

6.                                      Option Plan.                            This Option is granted pursuant to and shall be governed by and subject to the provisions of the Plan, as the same may be amended from time to time, the terms thereof being hereby incorporated herein by reference.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.  In the event of any conflict between the terms of the Plan and the terms of this Option, the terms of the Plan shall govern.

7.                                      Assignment.  This Option is personal to the Grantee and is not transferable or assignable, in whole or in part, except by will or by the laws of descent and distribution upon the death of Grantee, or as otherwise permitted by Section 7 of the Plan.

8.                                      Taxes.  The Grantee shall make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding obligations applicable to the Option exercise, as provided under the Plan.

9.                                      Adjustment.  In the event the outstanding shares of common capital stock of the Company as a whole are increased, decreased, changed into, or exchanged for a different number or kind of the Company’s shares or securities, whether through stock dividend, stock split, reclassification, merger, or the like, an approximate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to any unexercised portion of the Option.  Any such adjustment shall be made without a change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

10.                               Nature of Option; Acknowledgement of Employee.  In accepting this Option, the Grantee acknowledges and agrees that:

(a)                                  The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(b)                                 The award of the Option is voluntary and does not create any right on the part of the Employee to receive future grants of options, and all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(c)                                  Neither the Option, nor this Agreement confers upon the Employee any right with respect to the continuation of employment with the Company; and

(d)                                 The future value of the Shares is unknown and cannot be predicted with any degree of certainty.

EXECUTED in Broken Arrow, Oklahoma, as of the day and year first written above.

“Grantor”

XETA TECHNOLOGIES, INC.

Greg Forrest,
President and Chief Executive Officer

Accepted as of the          day of                       , 200 .

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